Exhibit 25.01

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

UMB BANK, NATIONAL ASSOCIATION
(Exact name of trustee as Specified in its charter)

44-0201230
(I.R.S. Employer
Identification No.)

1010 Grand Blvd., Kansas City, Missouri	64106
(Address of Principal Executive Offices)	(Zip Code)

OGE ENERGY CORP.
(Exact name of obligor as specified in its charter)

Oklahoma	73-1481638
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

321 North Harvey
Oklahoma City, Oklahoma	73101
(Address of principal executive offices)	(Zip Code)

Debt Securities

(Title of the indenture securities)

OGE ENERGY CORP.

SENIOR NOTES

Item 1.           General Information

(a)	Name and address of each examining or supervising authority to which the Trustee is subject is as follows:

                      The Comptroller of the Currency
                      Mid-Western District
                      2345 Grand Avenue, Suite 700
                      Kansas City, Missouri 64108

                      Federal Reserve Bank of Kansas City
                      Federal Reserve P.O. Station
                      Kansas City, Missouri 64198

                      Supervising Examiner
                      Federal Deposit Insurance Corporation
                      720 Olive Street, Suite 2909
                      St. Louis, Missouri 63101

(b)	The Trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with obligor. The Obligor is not affiliated with the Trustee.

Item 3.	Voting securities of the Trustee.

  NOT APPLICABLE.

Item 4.	Trusteeships under other indentures.

NOT APPLICABLE

Item 5.	Interlocking directorates and similar relationships with the obligor or underwriters.

NOT APPLICABLE

Item 6.	Voting securities of the trustee owned by the obligor or its officials.

NOT APPLICABLE

Item 7.	Voting securities of the trustee owned by underwriters or their officials.

NOT APPLICABLE

Item 8.	Securities of the obligor owned or held by the trustee.

NOT APPLICABLE

Item 9.	Securities of the underwriters owned or held by the trustee.

NOT APPLICABLE

Item 10.	Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

NOT APPLICABLE

Item 11.	Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

NOT APPLICABLE

Item 12.	Indebtedness of the Obligor to the Trustee.

NOT APPLICABLE

Item 13.	Defaults of the Obligor.

NOT APPLICABLE

Item 14.	Affiliations with the Underwriters.

NOT APPLICABLE

Item 15.	Foreign Trustee.

NOT APPLICABLE

Item 16.	List of Exhibits

Listed below are all exhibits as a part of this Statement of eligibility and qualification.

1.	Articles of Association of the Trustee, as now in effect (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

2.	Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

3.
Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association.  (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-74008).

4.	Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

5.	N/A

6.	Consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

7.	Report of Condition of the Trustee as of 12/31/09.

                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, UMB Bank, National Association, a national bank organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Kansas City, and State of Missouri, on the 6th day of May, 2010.

                     UMB BANK, NATIONAL ASSOCIATION

                 BY:   /s/ Todd H. Duncan
                                Todd H. Duncan, Executive Vice President

T-1 EXHIBIT 7

UMB Bank, National Association
1010 GRAND BOULEVARD	FFIEC 041
KANSAS CITY, MO 64106	Consolidated Report of Condition
FDIC Certificate Number: 8273	for December 31, 2009
Web Address: http://WWW.UMB.COM

The web address is as provided by the institution. Please contact the institution directly with any questions regarding the data or the web address.
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Consolidated Report of Condition for Insured Commercial and State - Chartered Savings Banks for December 31, 2009

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.
Schedule RC — Balance Sheet

Dollar Amounts in Thousands		Bil/Mil/Thou
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)	RCON 0081	694,208	1.a.
b. Interest-bearing balances (2)	RCON 0071	908,025	1.b.
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)	RCON 1754	43,556	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)	RCON 1773	4,368,375	2.b.
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold	RCON B987	40,646	3.a.
b. Securities purchased under agreements to resell (3)	RCON B989	319,940	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale	RCON 5369	17,523	4.a.
b. Loans and leases, net of unearned income	RCON B528	3,486,503	4.b.
c. LESS: Allowance for loan and lease losses	RCON 3123	53,915	4.c.
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	RCON B529	3,432,588	4.d.
5. Trading assets (from Schedule RC-D)	RCON 3545	24,241	5.
6. Premises and fixed assets (including capitalized leases)	RCON 2145	163,619	6.
7. Other real estate owned (from Schedule RC-M)	RCON 2150	4,553	7.
8. Investments in unconsolidated subsidiaries and associated companies	RCON 2130	0	8.
9. Direct and indirect investments in real estate ventures	RCON 3656	0	9.
10. Intangible assets:
a. Goodwill	RCON 3163	39,816	10.a.
b. Other intangible assets (from Schedule RC-M)	RCON 0426	13,797	10.b.
11. Other assets (from Schedule RC-F)	RCON 2160	148,643	11.
12. Total assets (sum of items 1 through 11)	RCON 2170	10,219,530	12.

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements, regardless of maturity.

Dollar Amounts in Thousands	Bil/Mil/Thou

LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)	RCON 2200	7,278,064	13.a.
(1) Noninterest-bearing (1)	RCON 6631	1,785,580	13.a.(1)
(2) Interest-bearing	RCON 6636	5,492,484	13.a.(2)
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased (2)	RCON B993	464,100	14.a.
b. Securities sold under agreements to repurchase (3)	RCON B995	1,737,297	14.b.
15. Trading liabilities (from Schedule RC-D)	RCON 3548	0	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCON 3190	38,543	16.
17. Not applicable
18. Not applicable
19. Subordinated notes and debentures (4)	RCON 3200	0	19.
20. Other liabilities (from Schedule RC-G)	RCON 2930	85,945	20.
21. Total liabilities (sum of items 13 through 20)	RCON 2948	9,603,949	21.
22. Not applicable			22.
EQUITY CAPITAL
Bank Equity Capital
23. Perpetual preferred stock and related surplus	RCON 3838	0	23.
24. Common stock	RCON 3230	20,254	24.
25. Surplus (exclude all surplus related to preferred stock)	RCON 3839	183,124	25.
26.			26.
a. Retained earnings	RCON 3632	377,600	26.a.
b. Accumulated other comprehensive income (5)	RCON B530	34,603	26.b.
c. Other equity capital components (6)	RCON A130	0	26.c.
27.			27.
a. Total bank equity capital (sum of items 23 through 26.c)	RCON 3210	615,581	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	RCON 3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	RCON G105	615,581	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	RCON 3300	10,219,530	29.

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
(3)	Includes all securities repurchase agreements, regardless of maturity.
(4)	Includes limited-life preferred stock and related surplus.
(5)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Memoranda
To be reported with the March Report of Condition.

Number
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2008
RCON 6724	N/A	M.1.

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 =
Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =	Review of the bank’s financial statements by external auditors

7 =	Compilation of the bank’s financial statements by external auditors

8 =	Other audit procedures (excluding tax preparation work)

9 =	No external audit work

MM/DD
To be reported with the March Report of Condition.
2. Bank’s fiscal year-end date	RCON 8678	N/A	M.2